Exhibit  2.1

                         AGREEMENT FOR SHARE EXCHANGE


       THIS AGREEMENT FOR SHARE EXCHANGE (this "Agreement") is dated as of August13, 2004, by and among SHEFFIELD PRODUCTS, INC., a Delaware corporation ("SHEFFIELD"), DIGITAL NETWORK ALLIANCE HOLDINGS (BVI) INC, a British Virgin Island corporation ("DIGITAL"), and the Shareholders of DIGITAL listed in Exhibit A who execute this Agreement ( collectively the "SHAREHOLDERS").

                                   RECITALS:


       SHEFFIELD and DIGITAL desire to complete a share exchange transaction pursuant to which SHEFFIELD shall acquire all of the issued and outstanding common stock of DIGITAL solely in exchange for the issuance of shares of voting stock of SHEFFIELD; and

       THE Board of Directors of SHEFFIELD and the Board of Directors of DIGITAL have each approved the proposed transaction, contingent upon satisfaction prior to closing of all of the terms and conditions of this Agreement; and

       THE SHAREHOLDERS are the owners of all of the issued and outstanding common stock of DIGITAL; and

       THE PARTIES desire to make certain representations, warranties and agreements in connection with completion of the proposed share exchange transaction.

       NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the parties hereby agree as follows:

                                  ARTICLE I
                                 THE EXCHANGE

       1.1 THE EXCHANGE. At the Closing (as hereinafter defined), SHEFFIELD shall acquire all of the issued and outstanding common stock of DIGITAL from the SHAREHOLDERS. Consideration to be issued by SHEFFIELD shall be a total of 13,248,760 shares of its common stock (the "Exchange Shares") in exchange for 10,000 shares of DIGITAL, representing 100% of the issued and outstanding common stock of DIGITAL. (The Exchange Ratio shall be approximately 1,325:1 i.e. 1,325 shares of SHEFFIELD common stock for each one (1) share of DIGITAL common stock exchanged). The Exchange shall take place upon the terms and conditions provided for

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in this Agreement and in accordance with applicable law.  Immediately following completion of the share exchange transaction through issuance of the Exchange Shares and completion of the additional share transactions described in Section
4.5 hereof, SHEFFIELD shall have a total of approximately 20,000,000 shares of its common stock issued and outstanding. For Federal income tax purposes, it is intended that the Exchange shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

       1.2 CLOSING AND EFFECTIVE TIME. Subject to the provisions of this Agreement, the parties shall hold a closing (the "Closing") on (i) the first business day on which the last of the conditions set forth in Article V to be fulfilled prior to the Closing is fulfilled or waived or (ii) such other date as the parties hereto may agree (the "Closing Date"), at such time and place as the parties hereto may agree. Such date shall be the date of Exchange (the "Effective Time").

                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES

       2.1 REPRESENTATIONS AND WARRANTIES OF SHEFFIELD. SHEFFIELD represents and warrants to DIGITAL as follows:

       (a) ORGANIZATION, STANDING AND POWER. SHEFFIELD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

       (b) CAPITAL STRUCTURE. As of the date of execution of this Agreement, the authorized capital stock of SHEFFIELD consists of 200,000,000 shares of Common Stock with a par value of USD $0.001 per share, of which approximately 6,751,240 shares are currently issued and outstanding. The Exchange Shares to be issued pursuant to this Agreement shall be, when issued pursuant to the terms of the resolution of the Board of Directors of SHEFFIELD approving such issuance, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as otherwise specified herein, as of the date of execution of this Agreement, there are no other options, warrants, calls, agreements or other rights to purchase or otherwise acquire from SHEFFIELD at any time, or upon the happening of any stated event, any shares of the capital stock of SHEFFIELD whether or not presently issued or outstanding.

       (c) CERTIFICATE OF INCORPORATION, BYLAWS, AND MINUTE BOOKS. The copies of the Articles of Incorporation and of the Bylaws of SHEFFIELD which have been delivered to DIGITAL are true, correct and complete copies thereof. The minute book of SHEFFIELD, which has been made available for inspection, contains accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any

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committee  thereof)  and  of  the  shareholders  of SHEFFIELD since the date of incorporation and accurately reflects all transactions referred to in such minutes and consents in lieu of meetings.

       (d) AUTHORITY. SHEFFIELD has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of SHEFFIELD. No other corporate or shareholder proceedings on the part of SHEFFIELD are necessary to authorize the Exchange, or the other transactions contemplated hereby.

       (e) CONFLICT WITH OTHER AGREEMENTS; APPROVALS. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "violation") pursuant to any provision of the Articles of Incorporation or Bylaws or any organizational document of SHEFFIELD or, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to SHEFFIELD which violation would have a material adverse effect on SHEFFIELD taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required by or with respect to SHEFFIELD in connection with the execution and delivery of this Agreement by SHEFFIELD or the consummation by SHEFFIELD of the transactions contemplated hereby.

       (f) BOOKS AND RECORDS. SHEFFIELD has made and will make available for inspection by DIGITAL upon reasonable request all the books of SHEFFIELD relating to the business of SHEFFIELD. Such books of SHEFFIELD have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to DIGITAL by SHEFFIELD are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

       (g) COMPLIANCE WITH LAWS. SHEFFIELD is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

       (h) SEC FILINGS. SHEFFIELD has filed all periodic reports required to be filed with the Securities and Exchange Commission and as of the date hereof, is current in its filing obligations.

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       (i)   FINANCIAL  STATEMENTS AND  TAX  RETURNS.   Copies  of  SHEFFIELD's
audited financial statements for the fiscal year ended December 31, 2003, its unaudited financial statements for the period ended March 31, 2004, and of its tax return for the fiscal year 2003 have been delivered to DIGITAL.
       (j) LITIGATION. There is no suit, action or proceeding pending, or, to the knowledge of SHEFFIELD, threatened against or affecting SHEFFIELD which is reasonably likely to have a material adverse effect on SHEFFIELD, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against SHEFFIELD having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

       k) TAX RETURNS. SHEFFIELD has duly filed any tax reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from it by any federal, state or local taxing authorities. There are not now any pending questions relating to, or claims asserted for, taxes or assessments asserted upon SHEFFIELD.

       2.2 REPRESENTATIONS AND WARRANTIES OF DIGITAL. DIGITAL represents and warrants to SHEFFIELD as follows:

       (a) ORGANIZATION, STANDING AND POWER. DIGITAL is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

       (b) CAPITAL STRUCTURE. The authorized capital stock of DIGITAL consists of 10,000 shares of Common Stock with par value of $1.00 per share. As of the date of execution of this Agreement, it has a total of 10,000 shares of common stock issued and outstanding. All outstanding shares of DIGITAL stock are validly issued, fully paid and nonassessable and not subject to preemptive rights or other restrictions on transfer. All of the issued and outstanding shares of DIGITAL were issued in compliance with all applicable securities laws. Except as otherwise specified herein, there are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from DIGITAL at any time, or upon the happening of any stated event, any shares of the capital stock of DIGITAL.

       (c) CERTIFICATE OF INCORPORATION, BYLAWS AND MINUTE BOOKS. The copies of the Certificate of Incorporation and of the other corporate documents of DIGITAL which have been delivered to SHEFFIELD are true, correct and complete copies thereof. The minute books of DIGITAL which have been made available for inspection contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of DIGITAL since the date

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of incorporation and accurately reflect all transactions  referred  to  in such minutes and consents in lieu of meetings.

       (d) AUTHORITY. DIGITAL has all requisite power to enter into this Agreement and, subject to approval of the proposed transaction by the holders of 100% of its issued and outstanding shares which are entitled to vote to approve the proposed transaction, has the requisite power and authority to consummate the transactions contemplated hereby. Except as specified herein, no other corporate or shareholder proceedings on the part of DIGITAL are necessary to authorize the Exchange and the other transactions contemplated hereby.

       (e) CONFLICT WITH AGREEMENTS; APPROVALS. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the Certificate of Incorporation or Bylaws of DIGITAL or of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to DIGITAL or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to DIGITAL in connection with the execution and delivery of this Agreement by DIGITAL, or the consummation by DIGITAL of the transactions contemplated hereby.

       (f)   FINANCIAL   STATEMENTS.  Copies  of  DIGITAL's  audited  financial
statements for the period   ended  December  31,  2003   have been delivered to
SHEFFIELD.

       (g) BOOKS AND RECORDS. DIGITAL has made and will make available for inspection by SHEFFIELD upon reasonable request all the books of account, relating to the business of DIGITAL. Such books of account of DIGITAL have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to SHEFFIELD by DIGITAL are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

       (h) COMPLIANCE WITH LAWS. DIGITAL is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

       (i) LIABILITIES AND OBLIGATIONS. DIGITAL has no material liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities that are reflected and reserved against on the DIGITAL financial statements that have not been paid or discharged since the date thereof and
(ii) liabilities incurred since the date of such financial statements in the ordinary course of business consistent with past practice and in accordance with this Agreement.

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       (j)   LITIGATION.  There is no suit, action or proceeding  pending,  or, to the knowledge of DIGITAL threatened against or affecting DIGITAL, which is reasonably likely to have a material adverse effect on DIGITAL, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against DIGITAL having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

       (k) TAXES. DIGITAL has filed or will file within the time prescribed by law (including extension of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with all other jurisdictions where such filing is required by law; and DIGITAL has paid, or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies due and payable on, and with respect to such periods. DIGITAL knows of (i) no other tax returns or reports which are required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis therefore.

       (l) LICENSES, PERMITS; INTELLECTUAL PROPERTY. DIGITAL owns or possesses in the operation of its business all material authorizations which are necessary for it to conduct its business as now conducted. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under or have any material adverse effect upon any such authorizations.

       2.3 REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. By execution of this Agreement, each of the SHAREHOLDERS represents and warrants to SHEFFIELD as follows:

       (a) SHARES FREE AND CLEAR. The shares of DIGITAL which he or she owns are free and clear of any liens, claims, options, charges or encumbrances of any nature.

       (b) UNQUALIFIED RIGHT TO TRANSFER SHARES. He or she has the unqualified right to sell, assign, and deliver the portion of the shares of DIGITAL specified on Exhibit A and, upon consummation of the transactions contemplated by this Agreement, SHEFFIELD will acquire good and valid title to such shares, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature.

       (c) AGREEMENT AND TRANSACTION DULY AUTHORIZED. He or she is authorized to execute and deliver this Agreement and to consummate the share exchange transaction described herein. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of any contract, commitment, indenture, other agreement or restriction of any kind or character to which such SHAREHOLDER is a party or by which such SHAREHOLDER is bound.

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                                  ARTICLE III

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

       3.1 COVENANTS OF DIGITAL AND SHEFFIELD. During the period from the date of this Agreement and continuing until the Effective Time, DIGITAL and SHEFFIELD each agree as to themselves (except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing):

       (a)   ORDINARY  COURSE.   Each  party  shall  carry  on  its  respective
businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

       (b) DIVIDENDS; CHANGES IN STOCK. No party shall (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, or (ii) repurchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of its capital stock.

       (c) ISSUANCE OF SECURITIES. No party shall issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities.

       (d) GOVERNING DOCUMENTS. No party shall amend or propose to amend its Articles of Incorporation or Bylaws.

       (e) NO DISPOSITIONS. Except for the transfer of assets in the ordinary course of business consistent with prior practice, no party shall sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, which are material, individually or in the aggregate, to such party.

       (f) INDEBTEDNESS. No party shall incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or guarantee any debt securities of others other than in each case in the ordinary course of business consistent with prior practice.

       3.2 OTHER ACTIONS. No party shall take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited), or in any of the conditions to the Exchange set forth in Article V not being satisfied.

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                                  ARTICLE IV
                ADDITIONAL AGREEMENTS AND RELATED TRANSACTIONS


       4.1 RESTRICTED SHEFFIELD SHARES. The Exchange Shares will not be registered under the Securities Act, but will be issued pursuant to applicable exemptions from such registration requirements for transactions not involving a public offering and/or for transactions which constitute "offshore transactions" as defined in Regulation S under the Securities Act of 1933. Accordingly, the Exchange Shares will constitute "restricted securities" for purposes of the Securities Act and the holders of Exchange Shares will not be able to transfer such shares except upon compliance with the registration requirements of the Securities Act or in reliance upon an available exemption therefrom. The certificates evidencing the Exchange Shares shall contain a legend to the foregoing effect and the holders of such shares shall deliver at Closing an Investment Letter acknowledging the fact that the Exchange Shares are restricted securities and agreeing to the foregoing transfer restrictions.

       4.2 ACCESS TO INFORMATION. Upon reasonable notice, SHEFFIELD and DIGITAL shall each afford to the officers, employees, accountants, counsel and other representatives of the other company, access to all their respective properties, books, contracts, commitments and records and, during such period, each of SHEFFIELD and DIGITAL shall furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party.

       4.3 LEGAL CONDITIONS TO EXCHANGE. Each of SHEFFIELD and DIGITAL shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Exchange and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or upon any of their related entities or subsidiaries in connection with the Exchange. Each party shall take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by SHEFFIELD or DIGITAL or any of their related entities or subsidiaries in connection with the Exchange or the taking of any action contemplated thereby or by this Agreement.

       4.4 SHEFFIELD BOARD OF DIRECTORS AND OFFICERS. The current directors of SHEFFIELD shall resign as of the Closing Date after appointing successors designated by DIGITAL.

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                                   ARTICLE V

                             CONDITIONS PRECEDENT

       5.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE EXCHANGE. The respective obligations of each party to effect the Exchange shall be conditional upon the filing, occurring or obtainment of all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by any governmental entity or by any applicable law, rule, or regulation governing the transactions contemplated hereby.

       5.2   CONDITIONS  TO  OBLIGATIONS  OF  SHEFFIELD.   The  obligation   of
SHEFFIELD to effect the Exchange is subject to the satisfaction of the following conditions on or before the Closing Date unless waived by SHEFFIELD:

       (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of DIGITAL and of the SHAREHOLDERS set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and SHEFFIELD shall have received a certificate signed on behalf of DIGITAL by the President of DIGITAL and a certificate signed by each of the SHAREHOLDERS to such effect.

       (b) PERFORMANCE OF OBLIGATIONS OF DIGITAL. DIGITAL shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and SHEFFIELD shall have received a certificate signed on behalf of DIGITAL by the President to such effect.

       (c)   CLOSING   DOCUMENTS.    SHEFFIELD   shall   have   received   such
certificates and other closing documents as counsel for SHEFFIELD shall reasonably request.

       (d) NO DISSENTING SHARES. SHAREHOLDERS holding 100% of the issued and outstanding common stock of number of shares of common stock of DIGITAL shall have executed this Agreement and consented to completion of the share exchange transaction described herein.

       (e) CONSENTS. DIGITAL shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of SHEFFIELD, individually or in the aggregate, have a material adverse effect on DIGITAL and its subsidiaries and related entities taken as a whole upon the consummation of the transactions contemplated hereby. DIGITAL shall also have received the approval of its shareholders in accordance with applicable law.

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       (f)   DUE  DILIGENCE  REVIEW.   SHEFFIELD  shall  have  completed to its
reasonable satisfaction a review of the business, operations, finances, assets and liabilities of DIGITAL and shall not have determined that any of the representations or warranties of DIGITAL contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that DIGITAL is otherwise in violation of any of the provisions of this Agreement.

       (g) PENDING LITIGATION. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of SHEFFIELD, made in good faith, would make the consummation of the Exchange imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against DIGITAL, the consequences of which, in the judgment of SHEFFIELD, could be materially adverse to DIGITAL.

       5.3   CONDITIONS TO OBLIGATIONS OF DIGITAL.   The  obligation of DIGITAL
to effect the Exchange is subject to the satisfaction of the following conditions unless waived by DIGITAL:

       (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of SHEFFIELD set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, DIGITAL shall have received a certificate signed on behalf of SHEFFIELD by the President to such effect.

       (b) PERFORMANCE OF OBLIGATIONS OF SHEFFIELD. SHEFFIELD shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and DIGITAL shall have received a certificate signed on behalf of SHEFFIELD by the President to such effect.

       (c) CLOSING DOCUMENTS. DIGITAL shall have received such certificates and other closing documents as counsel for DIGITAL shall reasonably request.

       (d)   CONSENTS.   SHEFFIELD  shall have obtained the consent or approval
of each person whose consent or approval shall be required in connection with the transactions contemplated hereby.

       (e) DUE DILIGENCE REVIEW. DIGITAL shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of SHEFFIELD and shall not have determined that any of the representations or warranties of SHEFFIELD contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that SHEFFIELD is otherwise in violation of any of the provisions of this Agreement.

       (f) PENDING LITIGATION. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of DIGITAL, made in good faith, would make the consummation of the Exchange imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against SHEFFIELD the consequences of which, in the judgment of DIGITAL, could be materially adverse to SHEFFIELD.

       (g) CLOSING UNDER STOCK PURCHASE AGREEMENT. Strong Win Limited, a British Virgin Islands corporation, shall have completed the purchase of 6,076,116 shares of the issued and outstanding common stock of SHEFFIELD, pursuant to the terms of a Stock Purchase Agreement dated July 21, 2004, by and between Strong Win Limited and certain shareholders of SHEFFIELD.

                                  ARTICLE VI
                           TERMINATION AND AMENDMENT

       6.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

       (a)   by mutual consent of SHEFFIELD and DIGITAL;

       (b) by either SHEFFIELD or DIGITAL if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within five (5) business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Exchange shall have become final and non-appealable; or

       (c) by either SHEFFIELD or DIGITAL if the Exchange shall not have been consummated before August 31, 2004.

       6.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either DIGITAL or SHEFFIELD as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto. In such event, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

       6.3 AMENDMENT. This Agreement may be amended by mutual agreement of SHEFFIELD, DIGITAL and the SHAREHOLDERS, provided that in the case of SHEFFIELD and DIGITAL, any such amendment must authorized by their respective Boards of Directors, and to the extent required by law, approved by their respective shareholders. Any such amendment must be by an instrument in writing signed on behalf of each of the parties hereto.

       6.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VII
                              GENERAL PROVISIONS

       7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time for a period of three years from the date of this Agreement.

       7.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       (a)   If to SHEFFIELD:

                    c/o Mid-Continental Securities Corp
                    P/O Box 110310
                    Naples, Florida 34108-0106

       (b)   If to DIGITAL:
                    15/F East Wing
                    Sincere Insurance Building
                    6 Hennessy Road, Wanchai
                    Hong Kong

       (c) If to the SHAREHOLDERS, at their respective addresses specified on Exhibit A.

       7.3 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

       7.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

       7.5 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

       7.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law. Each party hereby irrevocably submits to the jurisdiction of any Delaware state court or any federal court in the State of Delaware in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

       7.7 NO REMEDY IN CERTAIN CIRCUMSTANCES. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

       7.8 PUBLICITY. Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

       7.9 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

       IN WITNESS WHEREOF, this Agreement for Share Exchange has been signed by the parties set forth below as of the date set forth above.

SHEFFIELD PRODUCTS, INC


By: /s/ Terence Yap, President

       Date: August 13, 2004



DIGITAL NETWORK ALLIANCE HOLDINGS (BVI) INC


By:  /s/ Edward Chan, Director

       Date: August 13, 2004

DIGITAL NETWORK ALLIANCE HOLDINGS (BVI) INC SHAREHOLDERS


/s/ Terence Yap Wing Khai


Date: August 13, 2004


/s/ Edward Chan Chi Fai


Date: August 13, 2004

/s/ Eppie Wong Yuk Ping


Date: August 13, 2004

/s/ Michael Yap Chee Keong


Date: August 13, 2004

/s/ Strong Win Limited


Date: August 13, 2004

/s/ Wilson Kin Cheung

/s/ Mid-Continental Securities Corp


Date: August 13, 2004


/s/ Michelle P. Suppes


Date: August 13, 2004

/s/ Anna Hurst


Date: August 13, 2004

/s/ Keen Associates Limited


Date: August 13, 2004

/s/ Topworth Assets Limited


Date: August 13, 2004

                                                                      Exhibit A

SHAREHOLDERS OF DIGITAL NETWORK ALLIANCE HOLDINGS (BVI) INC:

NAME                                                                                 SHARES OF DIGITAL    POST-EXCHANGE SHARES OF
                                                                                               NETWORK                  SHEFFIELD
Terence Yap Wing Khai                                                                            1,625                  2,152,924
1/F, Xiu Ping Commercial Building
104 Jervois Street
Sheung Wan
Hong Kong
Edward Chan Chi Fai                                                                              1,625                  2,152,924
Flat E, 40/F, Block 8,
Riviera Garden
Tsuen Wan, N.T.
Hong Kong
Eppie Wong Yuk Ping                                                                              1,359                  1,800,507
1/F, Xiu Ping Commercial Building
104 Jervois Street
Sheung Wan
Hong Kong
Michael Yap Chee Keong                                                                           1,393                  1,845,553
1/F, Xiu Ping Commercial Building
104 Jervois Street
Sheung Wan
Hong Kong
Strong Win Limited                                                                                 831                  1,100,972
1/F, Xiu Ping Commercial Building
104 Jervois Street
Sheung Wan
Hong Kong
Wilson Kin Cheung                                                                                  754                    998,957
Flat 28A1, 28th Floor, Block A, Mount Parker Lodge
10 Hong Pak Path
Quarry Bay, Hong Kong
Mid-Continental Securities Corp                                                                    528                    699,534
P.O. Box 110310
Naples, Florida 34108-0106
Michelle P. Suppes                                                                                 302                    400,112
P.O. Box 110310
Naples, Florida 34108-0106
                                                                                                    75                     99,365

Anna Hurst
87-10, Clover Place
Holliswood, NY 11423

Keen Associates Limited                                                                            754                    998,956
Flat 15C, 15th Floor, Hong Kong Mansion, 1 Yee Wo Street, Causeway Bay
Hong Kong
Topworth Assets Limited                                                                            754                    998,956
Rm 3505-06,  35th  Floor,  Edinburgh  Tower, The Landmark, 15 Queen's Road Central,
Hong Kong
TOTAL                                                                                           10,000                 13,248,760